Exhibit 10.2

AMENDMENT 6 TO

MASTER PROFESSIONAL SERVICES AGREEMENT

Amendment No.:	TD20800
Amendment Effective Date:	June_11, 2020

	SUPPLIER	CITI
Name:	Polaris Consulting & Services Ltd	Citigroup Technology, Inc.
Address:	No. 34 IT Highway, Navallur, Chennai – 600 130	111 Wall Street, 7th Floor New York, NY 10005
Incorporation:	India	Delaware

THIS AMENDMENT No. 6 (this “Amendment”) is entered into by and between the Supplier and Citi as designated above, for the purpose of assigning the Master Professional Services Agreement dated as of July 1st, 2015, by and between Citi and Polaris Consulting & Services Ltd. (“Supplier” or “Polaris India”), as amended by Amendment #1 To Polaris Master Professional Services Agreement and Termination of Virtusa Master Professional Services Agreement dated November 5, 2015, by and among Polaris India, Virtusa Corporation (“Virtusa US”) and Citi, with such amendment having an effective date of March 3, 2016 (such agreement, as further amended to date, the “Agreement”), as well as changing the names of Supplier and its Affiliates under various Work Orders entered into thereunder (“Transactional Documents”).

Supplier and Citi agree as follows:

1.   Capitalized Terms. All capitalized terms used and not defined in this Amendment have the meanings specified in the Agreement.

2.   Supplier Name Changes. Pursuant to the acquisition by Virtusa Consulting Services Private Limited (“Virtusa India”) of Polaris India, the legal entity names of Polaris India and its Affiliates are each hereby changed to the corresponding legal entity names of Virtusa US Affiliates as set forth in the table below (collectively, the “Entity Name Changes”). As of the Amendment Effective Date, the Entity Name Changes shall apply for all purposes in the business relationship between Supplier and Citi, including without limitation for (i) Supplier’s entity name set forth in the Agreement, (ii) Supplier’s entity names as set forth in the Transactional Documents entered into up to the Amendment Effective Date; and (iii) Supplier’s entity names to be set forth in Transactional Documents executed after the Amendment Effective Date.

Existing Polaris Legal Entity Name	Jurisdiction	New Virtusa Legal Entity Name
POLARIS CONSULTING & SERVICES LIMITED	UK	Virtusa Consulting & Services Limited
POLARIS CONSULTING & SERVICES IRELAND LIMITED	Ireland	Virtusa Consulting & Services Ireland Ltd
POLARIS CONSULTING & SERVICES JAPAN K.K.	Japan	Virtusa Consulting & Services Japan K.K.
POLARIS CONSULTING & SERVICE LIMITED US	US	Virtusa Consulting Services Private Limited (US)*
POLARIS CONSULTING & SERVICES Inc.,	Canada	Virtusa Consulting & Services Inc.
POLARIS CONSULTING & SERVICES S.A.	Switzerland	Virtusa Consulting & Services S.A.

*Effective upon New Jersey Secretary of State (or issuing agency) issuing change of name certification.

3.   Consent to Assignment. Citi consents to the assignment and assumption of the Agreement from Polaris India to Virtusa India , and with respect to Polaris India, the assignment and assumption of any Transactional Document executed by Polaris India to Virtusa India, and Citi acknowledges the rights, responsibilities, and authority of Virtusa India as though Virtusa India were the original party under the Agreement and Transactional Documents to which Polaris India was a party. Other than as set forth above, for the other Transactional Documents to which an Affiliate of Polaris India was a party, such Transactional Documents are not assigned but rather shall now reflect the changed name of such Affiliate per the table above.

4.   Assumption of Obligations. Virtusa India assumes and agrees to accept and perform all rights, obligations, liabilities, title, and interest under the Agreement and Transactional Documents to which Polaris India was a party as though Virtusa India were the original party under the Agreement and Transactional Documents to which Polaris India was a party.

5.   Complete Understanding. Except as specified in this Amendment, the Agreement and the Transactional Documents remain unchanged and in full effect. In the event of a conflict between this Amendment and the Agreement or any Transactional Document, this Amendment takes precedence.

IN WITNESS WHEREOF, the Parties to this Amendment, each acting with proper authority, have signed this Amendment either by manual signature or by electronic signature (as evidenced below) as of the Effective Date designated above.

By Manual Signature:

SUPPLIER:		CITI:

By:	/s/ Srinivasan Jayaraman	By:	/s/ TedDore

Name:	Srinivasan Jayaraman	Name:	Ted Dore

Title:	EVP	Title:	Director

Date:	June 11, 2020	Date:	June 11, 2020

By Electronic Signature Binding:

For Supplier: By selecting the "I Accept" button below, I am representing that I am an authorized representative of Supplier and am the individual identified in the signature block immediately following this paragraph under the reference to Supplier and that I am entitled and authorized to legally bind Supplier to this Amendment. Supplier agrees that use of a key pad, mouse or other device by its authorized representative to select the “I Accept” button below will be deemed to be a valid and due execution of this Amendment by Supplier with the same force and effect as if Supplier had manually signed this Amendment. If Supplier does not agree that its electronic selection of the “I Accept” button below will bind Supplier to the terms and conditions of this Amendment as it exists on the date hereof, then do not select the “I Accept” button below.

For Citi: By selecting the "I Accept" button below, I am representing that I am an authorized representative of Citi and am the individual identified in the signature block immediately following this paragraph under the reference to Citi and that I am entitled and authorized to legally bind Citi to this Amendment. Citi agrees that use of a key pad, mouse or other device by its authorized representative to select the “I Accept” button below shall be deemed to be a valid and due execution of this Amendment by Citi with the same force and effect as if Citi had manually signed this Amendment. If Citi does not agree that its electronic selection of the “I Accept” button below will bind Citi to the terms and conditions of this Amendment as it exists on the date hereof, then do not select the “I Accept” button below.

I Accept : {{*[]_es_:signer1}}		I Accept: {{*[]_es_:signer2}}
Supplier:		Citi:
eSign: {{_es_:signer1:signature	}}	eSign: {{_es_:signer2:signature	}}
Name: {{_es_:signer1:fullname	}}	Name: {{_es_:signer2:fullname	}}
Email: {{_es_:signer1:email	}}	Email: {{_es_:signer2:email	}}
Date: {{_es_:signer1:date	}}	Date: {{_es_:signer2:date	}}